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EXHIBIT 10.3

DATED
(1)	TINSLEY PARK LIMITED
(2)	PSINET TRANSACTION SOLUTIONS (UK) LIMITED
(3)	TRANSACTION NETWORK SERVICES INC

L E A S E

Premises:	Office Unit 1 Sheffield Airport Business Park
Term:	15 years starting on 17th April 2000
Rent:	£192,050 p.a.

EVERSHEDS

1 Royal Standard Place
NOTTINGHAM NG1 6FZ
Tel: 0115 950 7000 Fax: 0115 950 7111
567/SJH
Date: 26 April 2000
Reference: \NOT  L000\403788\5

L E A S E    P A R T I C U L A R S

Column 1		Column 2
1	Date
2	the Landlord	Name: TINSLEY PARK LIMITED Company Number: 3077142 Registered office: Sheffield City Airport Europa Link Sheffield S9 1XZ
3	the Tenant	Name: PSINET TRANSACTION SOLUTIONS (UK) LIMITED Company Number: 3515161 Registered office: 5 President Buildings President Way Sheffield S4 7UR
4	the Surety	Name: TRANSACTION NETWORK SERVICES INC Company Number: Registered office: 1939 Roland Clarke Place Reston Virginia 20191
5	the Premises	Office Unit 1 Sheffield airport Business Park more particularly described in Schedule 1
7	the Contractual Term	15 years from and including 17th April 2000
8	the Initial Rent	the yearly sum of £192,050
9	the Rent Start Date	17th April 2000
10	Review Date	The fifth anniversary of the term commencement date and each fifth anniversary of that date occurring during the Contractual Term
11	the Permitted Use	offices and associated car parking spaces

        THIS LEASE is made on the date stated in the particulars between the parties specified in the particulars and is a new tenancy under the Landlord and Tenant (Covenants) Act 1995

1.    DEFINITIONS

        In this lease the expressions in column 1 of the particulars have the meanings given in column 2 of the particulars and the following words and expressions have the following meanings:

1.1	"Access Road"	the access road shown hatched brown on the Plan
1.2	"Adjoining Premises"
any nearby property abutting upon or adjacent to the Premises including the Development in which the Landlord (or where the Landlord is a company any company which is a member of the Landlord's Group) has or acquires during the Perpetuity Period a freehold or leasehold interest
1.3	"Agreed Proportion"	the proportion which the internal floor area of the Premises bears to the aggregate of the internal floor areas of all Lettable Units on the Development
1.4	"Common Parts"
all roads accessways parking areas landscaped areas signs walls fences boundary features lights and all other areas ways and amenities in the Development which may be provided or designated from time to time by the Landlord for common use and enjoyment by the lessees and occupiers of the Development
1.5	"Conduits"
the pipes wires ducts cables flues shafts cisterns tanks radiators cables meters sewers drains watercourses gutters gullies and other conducting media which are in on over or under the Premises or through which the Utilities are conducted to and from the Premises at any time during the Perpetuity Period
1.6	"Development"	for identification only the office development at Sheffield Airport Business Park shown edged blue on Plan 2 as varied (if at all) in accordance with clause 11.3
1.7	"Environmental Law"
all laws directives regulations and codes of practice (in so far as they have the force of law) applicable to the United Kingdom relating to the protection of the environment as defined in s.1(2) of the Environmental Protection Act 1990 to pollution control and to human animal and plant welfare
1.8	"Event of Incapacity"	has the meaning set out in clause 7.1
1.9	"Expenditure"
the aggregate of all costs fees expenses and outgoings incurred by the Landlord in providing the Landlord's Services including bank charges interest and VAT and such sums as the Landlord considers desirable to set aside from time to time for the purpose of providing for periodically recurring items of expenditure in connection with the Landlord's Services

1.10	"the Independent Surveyor"
an independent chartered surveyor who has practised in the UK for at least the previous five years and who has recent substantial experience of the letting and valuation of premises of similar character quality and general location to the Premises
1.11	"the Insurance Rent"	the amount which the Landlord from time to time incurs or expends in insuring the Premises in accordance with its covenants at clause 6.1
1.12	"Insured Risks"	the risks insured against by the Landlord from time to time in accordance with clause 6.1
1.13	"Interest"
interest at the Prescribed Rate during the period beginning on the first day on which the relevant sum is due and ending on the date on which payment is made whether before or after any judgement compounded on the usual quarter days
1.14	"LPA"	the Law of Property Act 1925
1.15	"the 1954 Act"	the Landlord and Tenant Act 1954
1.16	"the 1995 Act"	the Landlord and Tenant (Covenants) Act 1995
1.17	"the Landlord's Group"	a group of companies of which the Landlord is a member within the meaning of s.42(1) of the 1954 Act
1.18	"Landlord's Services"
the services which the Landlord covenants to provide in clause 11 and includes the cost of maintaining repairing rebuilding replacing renewing painting cleaning decorating and lighting of the Common Parts and complying with all statutory requirements, paying all rates taxes charges and outgoings of whatever nature charged or imposed upon the Common Parts and any other services or works which the Landlord may reasonably deem desirable or necessary for the benefit of the Development in the interests of good estate management but excludes any costs incurred in or in connection with:-
		1	the correction of any defect in the initial construction of the Common Parts
		2	any fees and expenses attributable to the collection of rents and other sums due from the tenants and other occupiers of the Development
		3	the reviews of rent and the lettings and relettings of any parts of the Development or any costs attributable to Lettable Units which are vacant from time to time
		4	the making good of any damage caused by any of the Insured Risks save only for such costs and expenses as fall within any excess on the Landlord's insurance policy
		5	any voluntary improvement of the Development or any part thereof

6
any costs relating to works carried out as a result of the Common Parts having been construction on contaminated land and the then relevant lawful requirement as to clean up not having been complied with
7
the cost (howsoever incurred) of the construction equipping and fitting out of the Common Parts in their original completed condition and the initial provision of any items necessary to provide the services or which should have been provided at such time
		6	(where the Landlord itself manages the Development) any management fees and expenses in excess of 10% of what would otherwise be the Service Charge
1.19	"the Landlord's Surveyor"	the surveyor for the time being appointed by the Landlord
1.20	"Lettable Units"	any building which has been constructed and is designed or is intended to be separately occupied or let
1.21	"Outgoings"
all existing and future rates taxes assessments charges and outgoings whether parliamentary local or otherwise whether of the nature of capital or revenue and even though of a wholly novel character which may now or at any time during the Term be rated taxed assessed charged or imposed upon the Premises (whether alone or in conjunction with any other property) or any part of them or upon the owner or occupier in respect of them
1.22	"Permitted Part"	such part or parts of the Premises as the Landlord acting reasonably considers suitable for underletting
1.23	"the Perpetuity Period"	the period of 80 years starting on the date of this lease
1.24	"the Planning Acts"	the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990
1.25	"the Prescribed Rate"
3% per annum above the base lending rate from time to time of National Westminster Bank plc (or such other bank being a member of the committee of London clearing banks as the Landlord may nominate) calculated on a daily basis or if that base lending rate is no longer published or available for use 3% per annum above such other comparable rate of interest as the Landlord reasonably specifies
1.26	"the President"	the president for the time being of the Royal Institution of Chartered Surveyors or any body replacing it (or any other authorised officer to whom delegated powers have been given)
1.27	"the Review Provisions"	the provisions for review of the Initial Rent and of any subsequent increase set out in clause 10
1.28	"Service Charge"	The Agreed Proportion of the Expenditure

1.29	"any Superior Landlord"
any person who at anytime holds an interest in the Premises superior to this lease except for the person whose interest is at the relevant time the reversion immediately expectant on the termination of this lease
1.30	"the Surety"	any person so named in the particulars and also any person who may at any time guarantee the performance and observance of the Tenant's obligations in this lease
1.31	"the Term"	the Contractual Term together with any period of holding-over extension or continuance by the Tenant
1.32	"Utilities"	supply of water drainage of soil and surface water electricity gas oil telephone power fire alarm systems telecommunications or other services
1.33	"the Yearly Rent"	the Initial Rent or any sum substituted for the Initial Rent under the Review Provisions

2.    CONSTRUCTION AND INTERPRETATION

        The following rules of construction and interpretation apply to each and every part of this lease:

2.1    Any Superior Landlord or mortgagee

        In the following cases references to "the Landlord" are to be construed as extending to any Superior Landlord and to any mortgagee of the Landlord or of any Superior Landlord:

  2.1.1
  where there are rights easements exceptions and reservations in favour of or exercisable by the Landlord

  2.1.2
  where there is an obligation to obtain the approval or consent of the Landlord or to give notice to the Landlord

  2.1.3
  where there is provision for repayment of any expenses to the Landlord

  2.1.4
  where there are any indemnities in favour of the Landlord

2.2    Entry to the Premises

  2.2.1
  Any right granted to or reserved by the Landlord to enter the Premises is to be construed as extending to all persons authorised by the Landlord and by any Superior Landlord and by any mortgagee of either of them and as a right to enter with or without workmen equipment and materials

  2.2.2
  Authority given by the Tenant to enter the Premises after a reasonable or other specified period of notice extends (if justified by the circumstances) to entry after a shorter period of notice or to entry without any notice

2.3    Indemnities

        Any indemnities given by the Tenant are to be construed as obligations to keep the specified persons indemnified against liability in respect of all proceedings damages penalties costs expenses claims and demands of any kind (including all consequential fees expenditure and VAT) in respect of the relevant act omission or default of the Tenant

2.4    Successors to original parties

        References to "the Landlord" include the person for the time being entitled to the reversion immediately expectant on the determination of the Term (or where such person or the Landlord is an individual his personal representatives) and references to "the Tenant" include the successors-in-title and assigns of the Tenant (or where the Tenant is an individual his personal representatives) and references to "the Surety" include the personal representatives of any such person (if an individual)

2.5    Tenant's covenants

        Any covenant by the Tenant not to do any act or thing is where appropriate to be construed additionally as a covenant by the Tenant not to permit or suffer such an act or thing to be done by any other person and any positive covenant by the Tenant extends to an obligation to ensure compliance by third parties

2.6    Joint and several obligations

        Where the Landlord or the Tenant or the Surety at any time consist of more than one person the obligations expressed or implied on the part of such party are joint and several obligations

2.7    Tenant's default

        Unless the context otherwise requires where in this lease there is reference to the consequences of the Tenant's acts omissions and defaults (including but not limited to all references to liability under clause 4.22) all references to "the Tenant" include references to any underlessee of the Tenant and to anyone at the Premises with the express or implied authority of the Tenant or its underlessees

2.8    Tenant's liability

        Notwithstanding any other provision of this lease nothing in this lease operates so as to impose on any person who was formerly the Tenant liability under this lease in respect of any period following his release by virtue of the 1995 Act except as permitted under the 1995 Act

2.9    Event of Incapacity

        Where an Event of Incapacity is expressed to take place in relation to an individual then whenever either the Tenant or the Surety consists of more than one individual an Event of Incapacity is deemed to have been suffered by the Tenant or the Surety (as the case may be) whenever an Event of Incapacity takes place in relation to any one such individual whether or not the Tenant or the Surety is a partnership and regardless of whether an Event of Incapacity has affected such a partnership as contemplated in clause 7.4

2.10    This lease

        This lease is to be construed and interpreted as incorporating any variation addition or qualification which is expressed to relate to it contained in any deed made between the Landlord and the Tenant whether or not any person who is the Surety is a party and including but not limited to all licences granted by the Landlord to the Tenant but not so as to impose upon any person liability under this lease which would be precluded by s.18 of the 1995 Act

2.11    Whole or part

        References to "the Premises" and "Adjoining Premises" are in the absence of any contrary indication to be construed (respectively) as references to the whole or to any part

2.12    Statutes

        Except for any references to the Town and Country Planning (Use Classes) Order 1987 any reference to any statute includes any modification extension or re-enactment of such statute for the time being in force and any instruments regulations directions orders or permissions made under it

2.13    Effect of the 1995 Act

        Wherever and to the extent that any provision of this lease would or might contravene the provisions of s.25 of the 1995 Act then:

    2.13.1
    such provision is to take effect only in so far as it may do so without contravening s.25 of the 1995 Act and

    2.13.2
    where such provision is incapable of having any effect without contravening s.25 of the 1995 Act this lease is to be construed and interpreted as if such provision were deleted and

    2.13.3
    the legality validity and enforceability of any of the remaining provisions of this lease is not in any way to be affected or impaired as a result

2.14    Gender

        Words importing one gender include other genders

2.15    Particulars contents and headings

        The particulars form part of this lease but the clause paragraph and schedule headings and the table of contents are not to be taken into account in the construction and interpretation of this lease

3.    DEMISE AND RENT

        The Landlord demises the Premises to the Tenant for the Contractual Term together with the rights set out in Schedule 2 on the terms therein specified but except and reserved as specified in Schedule 3 and subject to the matters set out in Schedule 4 the Tenant paying to the Landlord as rent without any deduction throughout the Term (and proportionately for any part of a year):

3.1
the Yearly Rent by equal quarterly instalments in advance on the usual quarter days the first instalment or a proportion (calculated on a daily basis) in respect of the period beginning on the Rent Start Date and ending on the day immediately preceding the next quarter day to be paid on the Rent Start Date and

3.2
the Insurance Rent by annual instalments in advance within 14 days of written demand and

3.3
all VAT properly payable by the Tenant in accordance with clause 4.1.2

3.4
all Interest payable by the Tenant in accordance with clause 4.1.3 and all other sums due to the Landlord under this lease

3.5
the Service Charge within 14 days of written demand

4.    TENANTS COVENANTS

        The Tenant covenants with the Landlord throughout the Term:

4.1    Rents

  4.1.1
  to pay the rents reserved in clause 3.1 and 3.2 at the times and in the manner stated and (if required by the Landlord at any time) to make such payments or any of them by Bankers standing order or direct debit

  4.1.2
  to pay to the Landlord all VAT which is chargeable upon every VAT supply made by the Landlord to the Tenant under this lease in the case of the Yearly Rent at the same times as it is payable and in the case of any other supply on demand

  4.1.3
  to pay to the Landlord on demand Interest accruing in respect of any of the sums due from the Tenant to the Landlord under this lease (whether or not lawfully demanded) which remain unpaid more than 7 days after becoming due and whether or not any such sums have been refused by the Landlord so as not to waive any breach of covenant

4.2    Outgoings

  4.2.1
  to pay and discharge all Outgoings and where any of the Outgoings are assessed on the Premises and other property to pay a fair proportion of such Outgoings attributable to the Premises such proportion to be conclusively determined by the Landlord provided that the Tenant will not be responsible for any Outgoings properly payable by the Landlord in respect of a disposal of its reversionary interest in the Premises

  4.2.2
  to pay the Landlord on demand such sums as the Tenant would otherwise have had to pay under clause 4.2.1 if and to the extent that

  (a)
  the Tenant has successfully claimed suspension of them or relief from them and

  (b)
  if the Tenant had not done so the Landlord itself would have been entitled to make such a claim in respect of any period following the end of the Term

  4.2.3
  to pay the suppliers and indemnify the Landlord against all charges for water electricity gas telephone and other services used at or in relation to the Premises and/or any charges relating to any apparatus belonging to such suppliers including meter and/or telephone rents

4.3    Fees

  4.3.1
  to pay to the Landlord on demand and keep the Landlord fully and effectually indemnified against all proper and reasonable costs charges and expenses including legal costs and disbursements and charges payable to an architect or a surveyor or other agent which may be incurred by the Landlord in or in contemplation of any of the following:

  (a)
  any application to the Landlord or to any competent authority for any consent under the covenants in this lease whether or not such consent is granted or the application withdrawn

  (b)
  the recovery or attempted recovery of any of the sums due from the Tenant to the Landlord under this lease not paid on or before the due date

  (c)
  any action taken by the Landlord in abating a nuisance on the Premises caused by the Tenant any underlessees of the Tenant and anyone at the Premises with the express or implied authority of the Tenant or such underlessees

  (d)
  any action taken by the Landlord in relation to a breach of any of the Tenant's obligations under this lease

  (e)
  the preparation and service of any notices and the conduct of any proceedings relating to the Premises under ss.146 and 147 LPA

  (f)
  any inspection and/or approval by the Landlord or the Landlord's Surveyor of any alterations improvements or reinstatement carried out under clause 4.10

  (g)
  the preparation and service of a schedule of dilapidations whether or not before the end of the Term (but relating in all cases only to dilapidations which arise before the end of the Term)

4.4    Repair

  4.4.1
  to keep the whole of the Premises both internally and externally in good and substantial repair and condition and properly and regularly cleaned and to reinstate renew and rebuild the Premises whenever necessary (but excluding any damage or destruction by any of the Insured Risks unless any of the insurance money is irrecoverable as a result of any act or default of the Tenant)

  4.4.2
  within two months after receiving notice from the Landlord (or sooner if requisite) to repair and make good the Premises as required by such notice and by clause 4.4.1 and if the Tenant fails to do so and the Landlord incurs costs as a result of executing such work itself then to pay to the Landlord on demand and indemnify the Landlord against the whole of such costs

  4.4.3
  to keep in good working order repair and condition all Conduits which form part of the Premises and all lighting heating and ventilation systems and all landlord's fixtures fittings plant machinery and apparatus which form part of the Premises and all fire fighting equipment in the Premises and to replace any of them which stop working efficiently and cannot reasonably be repaired by suitable alternative articles or equipment of similar and modern kind and at least of equal value to the reasonable satisfaction of the Landlord

  4.4.4
  to comply with all requirements of the local authority and of the fire service relating to the installation of fire sprinklers and fire alarm systems and other appliances in the Premises and to ensure that any such equipment or systems installed pursuant to those requirements are at all times adequately maintained and where appropriate connected to an alarm system

  4.4.5
  to pay on demand the proportion attributable to the Premises of the expense of making repairing and cleaning all party and other walls Conduits and other items belonging to the

    Premises and/or used in common with any other property and such proportion if not agreed between the Landlord and the Tenant will be determined by the Landlord's Surveyor whose decision will be final and binding

  4.4.6
  to give notice to the Landlord of any material defects or outstanding repairs at the Premises and of any defects in the Premises which might give rise to a duty imposed on the Landlord by common law or by statute in each case immediately after the relevant matter comes to the Tenant's attention

  4.4.7
  to clean all the windows of the Premises as often as reasonably necessary

  4.4.8
  to keep the outside of the Premises properly cleaned at all times by such methods as the Landlord (acting reasonably) approves or specifies in writing

  4.4.9
  to keep all the carpets in the Premises clean and in good repair and whenever the need arises and if reasonably required by the Landlord in the last year of the Term to replace the carpets with carpets of a quality at least as good as those originally installed and to obtain the Landlord's prior written approval of the type and colour of any carpets fitted in the last year of the Term

4.5    Paint

  4.5.1
  to paint all the outside parts of the Premises usually painted or otherwise treat them in the same manner in which they were previously treated whenever the Landlord reasonably requires and in any event in every third year and in the last year of the Term

  4.5.2
  to paint decorate and treat all the inside parts of the Premises usually painted decorated and treated in every fifth year and in the last year of the Term

  4.5.3
  every painting will be effected with at least two coats of good quality paint and all parts of the Premises which are not usually painted will be properly cleaned treated and renewed as necessary including internal papering and all such works will be carried out in a thorough and workmanlike manner with materials of good quality

  4.5.4
  painting and decoration will be in such colours as the Landlord approves or may in its absolute discretion specify in writing

4.6    To permit entry

  4.6.1
  to permit the Landlord to enter the Premises at reasonable times and after reasonable prior notice in order to

  (a)
  ascertain whether the lessee's covenants in this lease have been observed and performed

  (b)
  inspect the state of repair and condition of the Premises and prepare any schedule of condition

  (c)
  carry out any repairs remove and make good any unauthorised alterations or execute any work which the Tenant has failed to carry out remove or execute after notice from the Landlord of such requirement

  (d)
  do any things necessary to prevent the making of any encroachment or the acquisition of any easement against the Premises in the event of the Tenant's failure to take action after notice from the Landlord of such requirement

  (e)
  estimate the current value of the Premises for insurance purposes and to take schedules or inventories of Landlord's fixtures and fittings or other things to be yielded up at the end of the Term

    (f)
    inspect the Premises for any purpose connected with any proposed action pursuant to Part II of the 1954 Act or connected with any review of rent pursuant to the Review Provisions

  4.6.2
  to permit the Landlord and the lessees or occupiers of any Adjoining Premises (provided that they have the prior written authority of the Landlord) to enter the Premises at reasonable times and after reasonable prior notice wherever necessary in order to

  (a)
  comply with the covenants and conditions contained in any superior lease

  (b)
  execute any repairs decorations alterations building engineering or other works to any Adjoining Premises which cannot reasonably be effected without entry onto the Premises

  (c)
  facilitate any other reasonable purpose which cannot otherwise be conveniently effected the person or persons exercising such rights causing as little damage to the Premises and as little inconvenience as possible and the Landlord making good any damage thereby caused to the Premises but the Landlord will not be liable to the Tenant for any loss damage or claim arising from noise vibration noxious fumes odours or annoyance caused to the Tenant or any other person in connection with the exercise of those rights

  4.6.3
  in the case of a sale of any interest in the Premises superior to this lease at any time and in the case of a reletting of the Premises at any time during the period beginning six months prior to the expiry of the Contractual Term to permit the Landlord to enter the Premises at reasonable times and affix and retain upon any suitable part of the Premises approved by the Tenant acting reasonably a notice for the sale of any interest in the Premises superior to this lease or for the reletting of the Premises (as the case may be) and not to remove or obscure such notice and during such period to permit persons having the written authority of the Landlord at reasonable times to enter and view the Premises

4.7    Damage to Conduits and removal of support

  4.7.1
  not to allow into the Conduits any oil or grease or noxious or deleterious effluent or any other substance which may harm the Conduits and if any such harm is caused then as soon as reasonably practical to repair it to the Landlord's reasonable satisfaction

  4.7.2
  not to obstruct the free passage of the Utilities through the Conduits nor to damage the Conduits in any way

  4.7.3
  not to do anything on the Premises which would remove support from or otherwise endanger any Adjoining Premises or any other land and buildings

4.8    Yield up

  4.8.1
  at the end of the Term to yield up the Premises with vacant possession and all fixtures other than tenant's and trade fixtures together with all alterations additions and improvements made to the Premises during the Term which the Landlord has asked the Tenant not to remove under clause 4.10.2(c) and in such repair and condition as is required by the Tenant's covenants in this lease

  4.8.2
  Subject to clause 4.10.2(c) at the end of the Term to remove all tenant's and trade fixtures from the Premises and make good to the Landlord's reasonable satisfaction all damage caused by such removal

4.9    Payment in lieu of remedying dilapidations

        if at the end of the Term the Premises are not in the state of repair and decoration in which they should be having regard to the Tenant's covenants and the conditions in this lease the Tenant will (if so required by the Landlord and notwithstanding the end of the Term) pay to the Landlord on demand by way of liquidated damages:

  4.9.1
  the sum which is certified by the Landlord's Surveyor as representing in his reasonable opinion the cost of putting the Premises into the state of repair and decoration in which they would have been had the Tenant complied with the terms and conditions of this lease and

  4.9.2
  the fees of the Landlord's Surveyor for the preparation and service of any schedule of dilapidations and the preparation and issue of the certificate by the Landlord's Surveyor

4.10    Alterations

  4.10.1
  not to make any alterations or additions to the Premises whatsoever (either internally or externally) nor to change the external appearance of the Premises nor to unite the Premises with any other property nor to demolish the Premises except that the Tenant may carry out internal non-structural alterations with the Landlord's prior written consent such consent not to be unreasonably withheld and subject to the remaining provisions of this clause 4.10

  4.10.2
  without prejudice to the provisions of clause 4.21 if the Landlord gives the Tenant consent to carry out alterations or additions to the Premises the Tenant will:

  (a)
  supply the Landlord with three copies of the plans and specifications of the alterations or additions and will have them approved by the Landlord or the Landlord's Surveyor in writing before starting any work

  (b)
  carry out such alterations or additions in a good and workmanlike manner and with good quality materials and to the reasonable satisfaction of the Landlord or the Landlord's Surveyor

  (c)
  reinstate the Premises at its own expense to the condition they were in before the execution of the alterations or additions and make good all consequential damage to the reasonable satisfaction of the Landlord or the Landlord's Surveyor during the period of six months immediately preceding the end of the Term (unless asked not to do so by the Landlord)

  (d)
  enter into such covenants and obligations as the Landlord requires in respect of the carrying out of such alterations or additions and if alterations or additions are carried out without the Landlord's prior written consent or not in accordance with the provisions of this clause 4.10 the Landlord may remove or reinstate all such unauthorised alterations or additions and the Tenant will pay to the Landlord on demand the cost of such work together with Interest

  4.10.3
  not to make any alterations or additions to the electrical installation in the Premises without the Landlord's prior written consent (not to be unreasonably withheld) and then only in accordance with the terms and conditions for the time being laid down by the Institution of Electrical Engineers and the regulations of the electricity supply authority

  4.10.4
  not to fix to the outside of the Premises any bracket aerial fixture wire or other apparatus for radio-diffusion wireless television or telephone without obtaining the Landlord's written consent and its written approval of the proposed situation and method of fixing

  4.10.5
  to provide satisfactory security to the Landlord if so required for the compliance with clause 4.10.2 and clause 4.19 in connection with any such alterations additions or works or the reinstatement of them

  4.10.6
  to give the Landlord written notice of the value for insurance purposes of any permitted alteration addition or erection (whether or not it required the consent of the Landlord)

    immediately after it has been completed and the Landlord will not be liable to effect insurance of such works until seven days after the Landlord has received such notice

4.11    Advertisements

  4.11.1
  not to place affix or display any sign advertisement notice poster or other notification whatsoever on the outside of the Premises except a sign bearing the name of the Tenant and the nature of the trade and business carried on at the Premises by the Tenant which may be erected only in a manner location size colour design form and character approved in writing by the Landlord in its reasonable discretion

  4.11.2
  not to place affix or display any sign advertisement notice poster or other notification whatsoever on the inside of the Premises so as to be visible from outside the Premises unless first approved in writing by the Landlord in its absolute discretion

  4.11.3
  at the end of the Term to remove any such sign advertisement notice poster or other notification and make good all damage caused

  4.11.4
  not to stand hang or display any goods materials or things outside the Premises for display or sale or for any other purpose

4.12    Mortgages and preferential security

  4.12.1
  not to mortgage or charge the whole or any part of the Premises or any fixtures or fittings in them without the Landlord's prior written consent which is not to be unreasonably withheld in the case of a bona fide financing arrangement which relates to the true value of the assets charged

  4.12.2
  not to give any bill of sale or other preferential security on the stock-in-trade or personal chattels of the Tenant which are on the Premises at any time

4.13    Alienation

  4.13.1
  not to assign part only of the Premises nor in relation to the whole or any part of the Premises to part with or share possession or occupation or grant licences or franchises to use or occupy but subject to the following provisions of clause 4.13

  4.13.2
  not to assign the whole of the Premises without having obtained the Landlord's prior written consent not more than three months previously and for the purposes of s.19(1A) of the Landlord and Tenant Act 1927 and subject to the proviso in clause 4.13.3 the Landlord is entitled to refuse consent in any of the circumstances specified in clauses 4.13.4 and 4.13.5 and to impose any of the conditions specified in clause 4.13.6

  4.13.3
  whether or not any of the specified circumstances have arisen or any of the imposed conditions have been complied with the Landlord is always entitled to refuse consent or to impose any further condition or conditions where it would be reasonable to do so

  4.13.4
  the Landlord is entitled to refuse consent where the proposed assignee or its proposed guarantor:

  (a)
  is a limited company which is not registered in the United Kingdom or

  (b)
  has or will have immunity from suit or legal process in relation to any breach of any covenant or condition of this lease

  4.13.5
  the Landlord is entitled to refuse consent where in the Landlord's reasonable opinion:

  (a)
  the effect of the proposed assignment would be substantially to diminish the value of the Landlord's reversionary interest in the Premises or his interest in any Adjoining Premises

  (b)
  either the use to which the assignee intends to put the Premises or the trading profile of the assignee is either unsuitable on grounds of good estate management or does not comply with the Landlord's policy of tenant mix

  4.13.6
  the Landlord is entitled as a condition of granting consent to assign to require:

  (a)
  that whether or not any further surety is required the Tenant enters into an authorised guarantee of the assignee's liability under this lease pursuant to s.16 of the 1995 Act in the form of the surety covenants at clause 9

  (b)
  in addition to any authorised guarantee agreement for the purposes of s.16 of the 1995 Act but only if this further requirement is reasonable that one or more third party guarantor approved by the Landlord (acting reasonably) covenants with the Landlord in the form of the surety covenants at clause 9

  4.13.7
  not to underlet the whole or a Permitted Part of the Premises without having obtained the Landlord's prior written consent not more than three months previously which consent will not be unreasonably withheld where the provisions of clauses 4.13.8 to 4.13.11 (inclusive) are first either actually complied with or agreed to be complied with (as appropriate)

  4.13.8
  in relation to every underlease:

  (a)
  to procure that the undertenant covenants directly with the Landlord to perform and observe the covenants and conditions in this lease (other than the covenant to pay the Yearly Rent) so far as they relate to the underlet premises

  (b)
  to obtain a guarantor or guarantors of the undertenant to be approved by the Landlord acting reasonably who must covenant by deed with the Landlord in the form of the surety covenants at clause 9 adapted to relate to the obligations of the undertenant in the underlease

  (c)
  to enforce observance of the provisions of the underlease by every undertenant and not at any time to waive any breach of the covenants or conditions on the part of the undertenant but promptly to take steps to remedy the breach

  (d)
  not to vary the terms of the underlease without the consent of the Landlord which is not to be unreasonably withheld

  (e)
  to grant the underlease without any premium or other consideration and at a rent which is approved by the Landlord acting reasonably and which is no lower than the then open market rent of the underlet premises

  4.13.9
  any permitted underlease must be in a form approved by the Landlord which approval will not be unreasonably withheld and must contain the following provisions:

  (a)
  for the upwards only review of the rent on the basis set out in clause 10 or in such other form as the Landlord reasonably requires or approves and which require review of the rent either on every Review Date or on other dates approved by the Landlord by which the rent is reviewed no less frequently

  (b)
  which prohibit the undertenant from doing or allowing anything in relation to the underlet premises which is inconsistent with or in breach of the provisions of this lease

  (c)
  which prohibit all dealings with the underlet premises except for an assignment of the whole subject to the prior written consent of the Landlord granted not more than two months previously but subject to the same restrictions and conditions as are contained in this lease in relation to assignment by the Tenant

  (d)
  for an authorised guarantee agreement pursuant to s.16 of the 1995 Act relating to the liability of any assignee of the underlease under which the undertenant will covenant by deed with the underlandlord in the form of the surety covenants set out in clause 9 adapted to the obligations of the underlessee in the underlease

    (e)
    which prohibit the undertenant from parting with possession or permitting anyone to share or occupy or hold on trust for another person the underlet premises or any part of them.

    (f)
    imposing in relation to any permitted assignment the same obligations for registration with the Landlord as are contained in this lease in relation to dispositions by the Tenant

    (g)
    for re-entry by the underlandlord on breach by the undertenant of any covenant

  4.13.10
  on any review of the rent payable under the underlease the Tenant will not agree any reviewed rent nor agree any appointment of a person as the third party determining the revised rent without in each case first obtaining the Landlord's approval which will not be unreasonably withheld and the Tenant will incorporate as part of its representations to that third party any representations required by the Landlord and will give the Landlord details of every rent review within 28 days of its outcome

  4.13.11
  in the case of the grant of an underlease of a Permitted Part the Landlord may require the following as a pre-condition of giving its consent:

  (a)
  that the underlease is excluded from the provisions of ss.24 - 28 (inclusive) of the 1954 Act and that the Tenant covenants to take all requisite steps to ensure that the undertenant does not acquire protection of Part II of the 1954 Act

  (b)
  that the underlease provides that the undertenant will pay a fair proportion of the sums payable by the Tenant under clause 3.2 of this lease and of the costs and expenses incurred by the Tenant in maintaining repairing and decorating and renewing the Premises such proportion in each case to be determined by the underlandlord (acting reasonably)

  (c)
  that underlettings of a Permitted Part do not produce more than 2 separate and concurrent occupancies of the Premises

  4.13.12
  notwithstanding clause 4.13.1 where the Tenant is a company incorporated under the Companies Acts 1948 to 1985 the Tenant may share occupation of the Premises with any other company which is a member of the same group of companies as the Tenant (within the meaning of s.42(1) of the 1954 Act) provided that:

  (a)
  no tenancy is created or allowed to arise

  (b)
  the Tenant must give the Landlord not less than one month's prior written notice of such proposed occupation and must notify the Landlord in writing when the occupation ends and

  (c)
  any such occupation of the Premises must end if the company in occupation ceases to be a member of the same group of companies as the Tenant and in that case the Tenant will ensure the company in occupation vacates the Premises immediately

4.14    Produce assignments and details of lettings

  4.14.1
  to give written notice to the Landlord's solicitors within 28 days after any assignment underlease mortgage charge assent transfer or other devolution of any interest under this lease and to produce to them a certified copy of the deed or document giving effect to any of those matters and to pay their proper charges for the registration of such notice

  4.14.2
  as soon as reasonably practicable after the Landlord's request to supply to the Landlord written particulars of the full names and addresses of anyone in occupation of the Premises with full details of the areas occupied the rents paid and the terms enjoyed by such occupiers and in any event to comply promptly with any requirement by the Landlord pursuant to s.40 of the 1954 Act

  4.14.3
  immediately after giving a notice under s.25 of the 1954 Act or receiving a notice under s.26 of the 1954 Act which in either case relates to the Premises to supply a copy to the Landlord

4.15    Replace Surety

        that if the Surety suffers an Event of Incapacity then if the Landlord so requires the Tenant will procure at its expense that some other person or persons acceptable to the Landlord enters into covenants with the Landlord by deed in the form of the covenants by the Surety contained in clause 9

4.16    Use

  4.16.1
  not to use the Premises other than for the Permitted Use at all times during the Term and not to use the Premises for any other purpose

  4.16.2
  not to sleep or allow any person to sleep on the Premises and not to permit the Premises to be used for residential purposes

  4.16.3
  to place all waste matter in properly covered dustbins and to comply with all reasonable requirements of the Landlord and with any requirements of the local authority as to the storage collection and disposal of all waste and refuse of any nature whatsoever

4.17    Nuisance

  4.17.1
  not to use or occupy the Premises or the Common Parts for any immoral or illegal purposes or for any offensive noisy objectionable or dangerous trade business or occupation or for any religious or political purpose or for the purpose of any betting transaction within the meaning of the Betting Gaming and Lotteries Act 1963 or for the sale of beers wines or spirits or as a club where intoxicating liquor is supplied to members or other guests and not to make any application for a betting office licence or permit in respect of the Premises

  4.17.2
  not to do anything which is or may become a nuisance or annoyance to the Landlord or any owner or occupier of any Adjoining Premises or other property or which may cause injury or damage to any Adjoining Premises or other property or to any fixture or fitting goods furniture or other thing in them including injury or damage attributable to the neglect or default or carelessness of the Tenant or to the bursting overflowing disrepair or leaking of any cistern tank basin pipes or other apparatus in the Premises which the Tenant is liable to repair or renew

  4.17.3
  not to keep on the Premises any dangerous or hazardous or specially combustible goods nor to erect or use any machinery in the Premises which is noisy or which causes significant vibration or is a nuisance to the Landlord or any occupier of any Adjoining Premises or other property

  4.17.4
  not to allow anything to be brought into the Premises which is heavier than the weight which the Premises are constructed to bear with due margin for safety and if any dispute arises under this clause the decision of the Landlord or the Landlord's Surveyor will be conclusive and binding on the Tenant

  4.17.5
  not to allow any auction to be held on the Premises

  4.17.6
  not to play any live or recorded music which is audible outside the Premises

  4.17.7
  not to burn any rubbish or refuse on or in the Premises

4.18    Encroachments

        not to obstruct any windows lights or openings of the Premises or any Adjoining Premises nor to permit any new window light opening doorway path passage or drain or other trespass encroachment or easement to be made or enjoyed upon over under or against the Premises and if any such trespass encroachment or easement is made or is attempted to be made to give immediate written notice to the Landlord and at the Landlord's request and the Tenant's cost to adopt such means and take such steps as the Landlord may require for preventing any such trespass or encroachment or the acquisition of any such easement

4.19    Legislation

  4.19.1
  to observe and comply with the provisions and requirements of all legislation whether public or local affecting the Premises or their use including without limitation the Planning Acts and legislation for the benefit of people employed at the Premises or in relation to the fixtures plant or machinery in the Premises and not to do or omit anything on the Premises which is in breach of such legislation but to do and provide everything required to be done or provided by such legislation and to indemnify the Landlord against all proceedings penalties costs or claims in respect of any acts or omissions in breach of such legislation

  4.19.2
  if the Tenant receives notice of any order or proposal under such legislation to give notice to the Landlord immediately and if so required by the Landlord at the Tenant's cost to make or join with the Landlord in making such objections or representations in respect of any order or proposal as the Landlord may require and to comply at its own cost with any notice or order served on the Tenant under any such legislation

  4.19.3
  at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises

4.20    Environmental Law

  4.20.1
  to comply with all requirements of Environmental Law and (without limitation) to obtain all necessary licences and consents from any relevant statutory regulatory body insofar as such licences or consents may be necessary for the activities of the Tenant on the Premises subject to the following requirements of clause 4.20

  4.20.2
  before making any application for any licence or consent required under Environmental Law the Tenant will submit a copy of the application to the Landlord for approval and will not implement any licence or consent unless and until the Landlord has approved it in writing (which will not be unreasonably withheld)

  4.20.3
  to supply the Landlord with copies of all notices directions reports or correspondence concerning any contamination of the Premises or any leakage seepage explosion escape or accident whereby any proceedings might be taken or threatened under the Environmental Law and but only in so far as any such contamination leakage seepage explosion escape or accident was caused by the Tenant to take all actions or precautions required by such notice direction report or correspondence immediately and diligently complete them

4.21    Planning

  4.21.1
  not to apply for planning consent under the Planning Acts without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) and to indemnify the Landlord against all charges payable in respect of any such application and any sum which may become payable in consequence of any planning consent and if the Landlord so requires to apply for such planning consent in the name of the Landlord and/or all other persons for the time being interested in the Premises

  4.21.2
  if a planning consent is granted to the Tenant to supply a copy of the consent to the Landlord immediately and if the consent has been granted with modifications or with conditions or restrictions which the Landlord considers objectionable then before implementing the consent to take such action as the Landlord requires to secure the removal of such modifications conditions or restrictions including the making of an appeal where necessary

  4.21.3
  if the Landlord so directs to make application to the relevant planning authority for a determination whether any alteration change of use or other action or proposal by the Tenant requires permission under the Planning Acts and to give written notice to the Landlord immediately of the relevant authority's decision

  4.21.4
  to carry out before the end of the Term any works required to be carried out as a condition of any planning permission implemented by or on behalf of the Tenant or any person deriving right or title through the Tenant whether the works are required to be carried out before the end of the Term or not

  4.21.5
  if the Tenant receives any compensation in respect of its interest under this lease because of any restriction placed upon the use of the Premises under any legislation to pay the Landlord a just and equitable proportion of such compensation at the end of the Term

  4.21.6
  not to serve a purchase notice under the Planning Acts requiring any local authority to purchase the Tenant's interest in the Premises

  4.21.7
  to give the Landlord on demand a copy of every drawing application notice consent or licence that the Tenant may submit or receive in connection with any application for planning consent under the preceding provisions of clause 4.21

4.22    Indemnity

  4.22.1
  to the extent only that the same is not covered by any policy of insurance effected or required to be effected by the Landlord to make good to the Landlord and indemnify the Landlord against all loss and damage incurred by it as a result of any acts or defaults of the Tenant the whole of the commission properly payable to bailiffs and agents employed by the Landlord

  4.22.2
  to indemnify the Landlord against all liability or alleged liability arising out of any injury to or the death of any person or damage to any property movable or immovable caused by or arising in any way directly or indirectly out of the repair state of repair condition existence of any alteration to or the use of the Premises

4.23    Title matters

    to observe and perform the matters referred to in Schedule 4 and fully indemnify the Landlord against the consequences of any breach or alleged breach of them

4.24    Telecommunications

  4.24.1
  The Tenant shall enter into good faith negotiations with General Telecommunications Limited (GTL) to procure the provision of communication services as their exclusive telecommunications provider and shall enter into an agreement with GTL to that effect unless:-

  (a)
  another telecommunication operator licensed by OFTEL offers to the Tenant rates for telecommunications services which are lower than the charges offered by GTL and GTL having been given a reasonable opportunity to match those rates declines to do so; or

    (b)
    there is a genuine and reasonable technological condition which precludes the provision of telecommunications services by GTL to the Tenant's business or organisation; or

    (c)
    there are other commercial grounds for the Tenant not using telecommunications services provided by GTL

  4.24.2
  Without prejudice to clause 4.24.1 above if the Tenant determines not to enter into an agreement with GTL it must notify the Landlord immediately stating:

  (a)
  the reason why it has not entered into a telecommunications services agreement with GTL; and

  (b)
  which telecommunications provider that the Tenant intends to use

5.    LANDLORD'S COVENANT FOR QUIET ENJOYMENT

        The Landlord covenants with the Tenant that if the Tenant pays the rents reserved by and observes and performs the lessee's covenants and the conditions contained in this lease then the Tenant may quietly enjoy the Premises during the Term without any interruption by the Landlord or any person or persons lawfully claiming under or in trust for the Landlord

6.    INSURANCE

6.1    Landlord's insuring covenant

        The Landlord covenants with the Tenant that subject to the Tenant paying the amounts payable under clause 3.2 it will keep the Premises insured against fire and any other risk or cover which the Landlord may in its reasonable discretion decide upon (including without limitation cover in respect of the Landlord's liability to third parties) in their full reinstatement cost as determined by the Landlord acting properly and three years loss of rent plus an appropriate sum in respect of architects' fees and other fees and demolition and site clearance costs but subject in all cases to:

  6.1.1
  the availability of insurance cover on reasonable commercial terms with substantial and reputable insurers and

  6.1.2
  such usual and normal excesses exclusions and limitations as are imposed by or agreed with the insurers provided that:

  6.1.3
  the Landlord is not liable to effect insurance of the Tenant's fixtures and fittings attached to the Premises until three working days after the Landlord has received notice of their existence under clause 6.3.3

  6.1.4
  the Landlord's obligations under this clause 6.1 will end if the insurance effected by it becomes void or voidable as a result of any act or default of the Tenant and

  6.1.5
  the Landlord may insure the Premises separately or in conjunction with any Adjoining Premises or any other premises

  6.1.6
  the Landlord is entitled to keep any commission paid by the insurers and is not obliged to share it with the Tenant nor to set it against the insurance costs charged to the Tenant

6.2    Reinstatement

  6.2.1
  The Landlord covenants with the Tenant that subject to clause 6.5 and clause 6.2.2 if the Premises are destroyed or damaged by any of the Insured Risks the Landlord will expend the whole of the insurance proceeds which it receives (excluding any in respect of rent or liability to third parties) in rebuilding or repairing the Premises with all due speed after all requisite consents and approvals have been obtained (which the Landlord shall use reasonable endeavours to obtain as soon as reasonably practicable) subject to and in compliance with all the applicable statutory provisions and regulations and the provisions of such consents and approvals

  6.2.2
  The Landlord is not obliged to repair or rebuild if:-

  (a)
  the insurance has been prejudiced or the policy money withheld in whole or in part as a result of any act or default of the Tenant or

  (b)
  if it is prevented from doing so by any matter beyond its control in which case the policy money will belong to the Landlord absolutely

6.3    Tenant's obligations regarding insurance policies

        The Tenant covenants with the Landlord throughout the Term:

  6.3.1
  not to do anything which causes the policy or policies of insurance on the Premises to become void or voidable or which may increase the premiums on the Premises or on any Adjoining Premises and:

  (a)
  if the premiums on the Premises or on any Adjoining Premises are increased by the act omission or default of the Tenant to pay and indemnify the Landlord against all increased premiums with Interest within 14 days of demand

  (b)
  if the Landlord incurs expenses in the renewal of any policy or policies of insurance as a result of any breach of the covenants in this clause 6.3 to pay and indemnify the Landlord against all such expenses with Interest within 14 days of demand

  (c)
  if the Premises or any Adjoining Premises are destroyed or damaged and the insurance money under any policy or policies of insurance is wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant (unless the Tenant pays the Landlord the irrecoverable amount) then and in every such case the Tenant will immediately pay the Landlord the whole or (as appropriate) a fair proportion of the cost of completely rebuilding and reinstating the Premises and/or such Adjoining Premises (as the case may be) including professional fees and all incidental costs and expenses and Interest

  6.3.2
  to comply with the requirements and reasonable and proper recommendations of the Landlord's insurers in respect of the Premises

  6.3.3
  to notify the Landlord of the existence and value of all the Tenant's fixtures and fittings attached to the Premises immediately after they have been installed (and the Landlord is not liable to insure them until three working days after such notification is received)

  6.3.4
  not without the Landlord's prior consent to effect any insurance of the Premises except for the plate glass and third party risks

  6.3.5
  immediately to insure and keep insured all glass in the windows doors and partitions in the Premises against breakage or damage by accident to their full value in an insurance office approved in writing by the Landlord (such approval not to be unreasonably withheld) in the joint names of the Landlord and the Tenant and whenever required to produce to the Landlord the insurance policy and the receipt for the last premium due under the policy and if the glass or any of it is destroyed or damaged then to expend the insurance proceeds immediately in reinstating the glass with glass of the same kind and quality as existed before the destruction or damage and the Tenant is to make up any deficiency in the insurance proceeds for that purpose

  6.3.6
  to keep in force insurance in respect of the Premises for the benefit of the Landlord as well as the Tenant against liability to third parties for injury to or death of any person or damage to any property in such sum and on such terms as are approved by the Landlord (such approval not to be unreasonably withheld)

  6.3.7
  without prejudice to clause 6.3.4 if at any time the Tenant is entitled to the benefit of any insurance on the Premises to apply all the proceeds of such insurance immediately in making good the loss or damage in respect of which they have been received

  6.3.8
  to notify the Landlord immediately of any reason why the Landlord's insurable interest in the Premises may be affected

  6.3.9
  if any insurance policy maintained by the Landlord under this lease provides for an excess which is normal or usual in the market to be borne by the insured even though the policy has not been invalidated then the Tenant will on demand reimburse to the Landlord such excess

6.4    Rent suspension

        It is agreed that if the Premises or any part of them or the means of access to them are destroyed or damaged by any of the Insured Risks rendering the Premises unfit for occupation and use then provided that no insurance effected by the Landlord has been prejudiced and that no policy money has been withheld in whole or in part by any act or default of the Tenant the Yearly Rent or a fair proportion of it according to the nature and extent of the damage will be suspended until either the Premises and the means of access to them or the part of them which was destroyed or damaged has been rebuilt or reinstated so as to render the Premises fit for occupation or use or for a period of three years whichever is the shorter period and any dispute about the extent proportion or period of such suspension is to be determined by the Independent Surveyor acting as an expert and not as an arbitrator and his determination will be final and binding on the parties

6.5    Rebuilding

  6.5.1
  It is agreed that:

  (a)
  if the Premises or the means of access to them are destroyed or damaged to such an extent that in the Landlord's opinion it is impractical or uneconomic to reinstate them or

  (b)
  if the Premises are destroyed or damaged within the last three years of the Contractual Term and in the Landlord's opinion reinstatement will not be practicable before the expiry of the Contractual Term or

  (c)
  if the Premises are destroyed or damaged and the Landlord's insurance has been prejudiced or the policy money withheld in whole or in part as a result of some act or default of the Tenant or

  (d)
  if the Premises are destroyed or damaged and by reason of any circumstance beyond the control of the Landlord the Premises and the means of access to them have not been reinstated within the period of three years after the damage or destruction then in any of such cases the Landlord may terminate this lease by giving written notice to the Tenant within 12 months of the destruction or damage in the case of clauses 6.5.1.1 6.5.1.2 or 6.5.1.3 or after the expiry of the said period of three years in the case of clause 6.5.1.4 (but without prejudice to any right of action or remedy of either party in respect of any earlier breach) and any insurance money payable will belong absolutely to the Landlord

  6.5.2
  It is agreed that when rebuilding or reinstating the Premises after destruction or damage by any of the Insured Risks the Landlord will not be obliged to lay out the insurance money in rebuilding or reinstating in accordance with the previous plans sections elevations and specifications of the Premises but will be obliged only to restore the Premises so that the Tenant has accommodation substantially equivalent to the Premises and access and services substantially equivalent to those existing before the damage or destruction and all the covenants and conditions of this lease will apply to such accommodation as they applied to the Premises

6.6    Other Lettings

        To use all reasonable endeavours to procure that leases of other parts of the Development shall contain obligations on the part of the tenant relating to appearance alterations repair decoration and alienation and payment of service charge which are not materially less onerous than those contained in this lease

7.    FORFEITURE

7.1    Event of Incapacity

        For the purposes of this lease an Event of Incapacity means by reference to the Insolvency Act 1986 ("the Act") and the Insolvent Partnerships Order 1994 ("the Order") in relation to a company the events or circumstances set out in clause 7.2 and in relation to an individual the events or circumstances set out in clause 7.3 and in relation to a partnership the events or circumstances set out in clause 7.4

7.2    Company

  7.2.1
  It is unable or admits its inability to pay its debts when they become due (whether within the circumstances specified in s.123 of the Act or otherwise) or

  7.2.2
  It summons a meeting of its creditors or a proposal is made for a voluntary arrangement under Part I of the Act or it enters into a scheme of arrangement with its creditors in satisfaction or composition of its debt or

  7.2.3
  A petition is presented for an Administration Order under Part II of the Act or

  7.2.4
  A receiver or manager (including an administrative receiver) is appointed whether under Part III of the Act or under the LPA or otherwise or

  7.2.5
  A resolution to wind-up is passed or a provisional liquidator is appointed or a winding-up order is made under Part IV of the Act (save that in the case of a voluntary winding up solely for the purpose of amalgamation or reconstruction if the Tenant can first demonstrate to the satisfaction of the Landlord that the covenant of the company will be as strong after as it was before the reconstruction or amalgamation then provided that such turns out to be the case no Event of Incapacity will have taken place) or

7.3    Individual

  7.3.1
  An application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Act or

  7.3.2
  A bankruptcy petition is presented to the court or the circumstances of the individual are such that a bankruptcy petition could be presented under Part IX of the Act or

  7.3.3
  The individual enters into a deed of arrangement or composition with his creditors or

  7.3.4
  A receiver is appointed under the Mental Health Act 1983 or the individual becomes incapable of managing his affairs or

7.4    Partnerships

  7.4.1
  It enters into a voluntary arrangement under Part II of the Order or

  7.4.2
  A petition is presented for an Administration Order under Part III of the Order or

  7.4.3
  A petition is presented for winding up as an unregistered company under Parts IV or V of the Order

7.5    Re-entry

        The Landlord may re-enter the Premises (or any part in the name of the whole) at any time in any of the following circumstances:

  7.5.1
  the whole or part of any of the sums reserved as rent in clause 3 remains unpaid more than 21 days after becoming due (whether or not formally demanded) or

  7.5.2
  there is a breach by the Tenant or the Surety of any of the provisions of this lease or

  7.5.3
  either the Tenant or the Surety suffers an Event of Incapacity or

  7.5.4
  the Tenant ceases to carry on its business or

  7.5.5
  the Tenant suffers distress or execution levied on its goods and upon such re-entry this demise will cease absolutely but without prejudice to any right of action of the Landlord in respect of any breach of the terms of this lease (including any breach in respect of which re-entry is made)

8.    GENERAL PROVISOS

8.1    Notices

  8.1.1
  A notice under this lease must be in writing and unless the receiving party or its authorised agent acknowledges receipt is valid if (and only if) it is given by hand sent by registered post or recorded delivery or sent by fax (provided in the case of sending by fax that a confirmatory copy is on the same day given by hand or sent by registered post or recorded delivery) and served in accordance with clause 8.1.2

  8.1.2
  Effective service takes place

  (a)
  at its registered office where the receiving party is a company incorporated within the United Kingdom or

  (b)
  at the Premises where the receiving party is the Tenant and the Tenant is not such a company or

  (c)
  at that party's address shown in this lease or at any address specified in a notice given by that party to the other parties where the receiving party is the Landlord or the Surety and that party is not such a company

  8.1.3
  Unless it is returned through the Post Office undelivered a notice sent by registered post or recorded delivery is to be treated as served on the third working day after posting whenever and whether or not it is received

  8.1.4
  A notice sent by fax is to be treated as served on the day upon which it is sent or where the fax is sent after 4 pm or on a day that is not a working day then on the next working day whenever and whether or not it or the confirmatory copy is received unless the confirmatory copy is returned through the Post Office undelivered

  8.1.5
  The term "working day" means a day when the UK clearing banks are open for business in the City of London

  8.1.6
  If the receiving party consists of more than one person then a notice to one of them is notice to all

8.2    Disputes as to rights

        Any dispute between the Tenant and/or any other occupier for the time being of the Premises and/or the occupier or occupiers of any Adjoining Premises about the nature and extent of any easement or right in favour of or affecting the Premises or about the party or other walls separating the Premises from any adjoining or neighbouring property or about any other matter arising out of this lease must (where the Landlord is not a party) be referred to the Landlord and the Landlord's decision will be final and binding on the parties to the dispute

8.3    No implied easements

  8.3.1
  This lease does not (by implication or otherwise) confer upon the Tenant any rights or privileges which are not expressly set out in this lease over any Adjoining Premises and furthermore any rights implied by s.62 LPA are expressly excluded

  8.3.2
  Nothing in this lease (including without limitation the rights set out in Schedule 2) confers on the Tenant (by implication or otherwise) any easement or right over or against the Premises or any Adjoining Premises which might restrict or prejudice the future rebuilding alteration or development of the Premises or any such Adjoining Premises nor will the Tenant be entitled to compensation for any damage or disturbance caused by any such rebuilding alteration or development

  8.3.3
  The Landlord has power at all times to deal as it thinks fit with any Adjoining Premises without obtaining any consent from or making any compensation to the Tenant and may erect on such property any buildings provided that such buildings do not materially adversely affect or diminish the light or air which is enjoyed by the Tenant or any other occupier of the Premises during the Term and do not materially adversely interfere with the use and enjoyment of the Premises

8.4    Tenant's goods left in Premises

        If the Tenant (unless it is actively and bona fide pursuing a renewal of the lease) fails to remove any of its property from the Premises within seven days after the end of the Term:-

  8.4.1
  the Landlord may sell such property as the agent of the Tenant and the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property is sold by the Landlord in the mistaken belief held in good faith (which is to be presumed unless the contrary is proved) that such property belonged to the Tenant

  8.4.2
  the Landlord will pay or account to the Tenant on demand for the sale proceeds (but not any interest on them) less any costs of storage and sale reasonably incurred by the Landlord if the Tenant claims the sale proceeds within six months after the end of the Term but otherwise the Landlord may retain the sale proceeds absolutely and

  8.4.3
  the Tenant will indemnify the Landlord against any damage caused to the Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused by or related to the presence of the Tenant's property in the Premises

8.5    Party walls

        Any walls dividing the Premises from neighbouring premises are deemed to be party walls for all the purposes of the legislation governing the rights of the parties in respect of such walls

8.6    No planning warranties

        Nothing in this lease or in any consent granted by the Landlord under this lease constitutes any warranty by the Landlord that the Premises are authorised under the Planning Acts or otherwise for use for any specific purpose

8.7    Set-off

        The Tenant is not entitled to make any counterclaim or set-off against any payments due to the Landlord under this lease and agrees to make all such payments in full irrespective of any equity of set-off or any counterclaim of any nature on the part of the Tenant

8.8    VAT

  8.8.1
  All consideration in respect of the supply of goods or services by the Landlord to the Tenant under this lease is exclusive of any VAT which may be chargeable on it and on the date upon which a supply is treated as having been made for the purposes of the Value Added Tax Act 1994 ("VATA") the Tenant becomes liable to pay to the Landlord an amount equal to any such VAT

  8.8.2
  Where this lease requires the Tenant to pay repay reimburse or provide any amount or other consideration in respect of a supply made to the Landlord of goods or services liable to VAT then the Tenant will (on receipt of a valid VAT invoice) pay to the Landlord a sum equal to any VAT charged to the Landlord on that supply less any part of that VAT for which the Landlord is entitled to credit under ss.24 to 26 VATA or which the Landlord is otherwise able to recover except that where the VAT supply relates partly to the Premises and partly to other property then the Tenant's covenant is a covenant to pay to the Landlord a fair proportion (to be conclusively determined by the Landlord) of that sum

  8.8.3
  The Landlord is entitled to exercise any option conferred by law to treat any supply made by the Landlord to the Tenant under this lease as a VAT supply and in exercising any such option the Landlord is not obliged to have regard to the interests of the Tenant

8.9    Jurisdiction

        This lease is governed by and interpreted in accordance with the laws of England and (except where there is a valid submission to arbitration under English Law in accordance with this lease) the parties submit to the non-exclusive jurisdiction of the High Court of Justice in England

9.    SURETY OBLIGATIONS

        The Surety covenants and agrees with the Landlord and (without the need for any express assignment) with the Landlord's successors in title but not so as to impose on the Surety any liability or obligation which would contravene any provision of the 1995 Act:

9.1    Guarantee and indemnity

        by way of primary obligation that the Yearly Rent and other payments to be made by the Tenant will be paid in the manner and at the times specified and that all the Tenant's covenants and conditions in this lease will be duly performed and observed and further that in the event of any default in such payments or in the performance and observance of any such covenants and conditions the Surety will by way of indemnity pay and make good to the Landlord on demand all losses damages costs and expenses arising or incurred by the Landlord as a result

9.2    Events disregarded

        that none of the following will release exonerate or in any way affect the liability of the Surety:

  9.2.1
  any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the rents and other payments covenanted to be made by the Tenant or the observance and performance of the Tenant's covenants and conditions herein contained

  9.2.2
  any refusal by the Landlord to accept any money tendered as rent by or on behalf of the Tenant at a time when the Landlord is entitled (or would be entitled after the service of a notice under s.146 LPA) to re-enter the Premises

  9.2.3
  subject to s.18 of the 1995 Act any variation of the terms of this lease agreed between the Landlord and the Tenant whether or not the Surety is a party

  9.2.4
  a transfer of the reversion immediately expectant on determination of the Term or an assignment of this lease (except an assignment under which the Tenant is released from liability by virtue of the 1995 Act) or any surrender by the Tenant of part of the Premises (in which latter event the liability of the Surety will continue in respect of the part of the Premises not surrendered after making any necessary apportionments under s.140 LPA or as may be agreed pursuant to ss.9 and 10 of the 1995 Act)

  9.2.5
  the event that the Tenant (being a company) is wound up or ceases to exist or (being an individual) dies or becomes incapable of managing his affairs

  9.2.6
  where the Surety is more than one person any release of one or more such persons which is not expressed to relate to all such persons

  9.2.7
  any other act or thing whereby but for this provision the Surety would have been released or exonerated

9.3    Events triggering the further obligations

        that the Surety will if requested by the Landlord enter into one of the further obligations set out in clauses 9.4 and 9.5 if either

  9.3.1
  this lease is disclaimed by the liquidator or trustee in bankruptcy of the Tenant or by the Crown or

  9.3.2
  this lease is forfeited under the provisions of clause 7

    provided always that where the Surety is a former tenant under this lease pursuant to an authorised guarantee agreement made under s.16 of the 1995 Act then clauses 9.3.2 and 9.5 do not apply

9.4    Acceptance of new lease

        that if the Landlord so requires by notice served within three months after the happening of either of the events set out in clause 9.3 (subject to the proviso in that clause) then the Surety will accept from the Landlord a new lease of the Premises on the following terms:

  9.4.1
  for a term equal to the residue remaining unexpired of the Contractual Term at the time of the grant of such new lease

  9.4.2
  at an initial annual rent equivalent to the rate of the Yearly Rent payable at the date of such disclaimer or forfeiture and payable from such date

  9.4.3
  containing the same covenants conditions provisions and other terms (including the proviso for re-entry) as are contained in this lease so far as they are still applicable

  9.4.4
  and will pay the Landlord's costs of such new lease and will execute and deliver to the Landlord a counterpart of it

9.5    Obligations on re-letting

        that if the Landlord decides not to require the Surety to accept a new lease pursuant to clause 9.4 but decides instead to re-let the Premises then (except where the Surety is a former tenant under this lease pursuant to an authorised guarantee agreement made under s.16 of the 1995 Act) the Surety will pay to the Landlord on demand

  9.5.1
  the costs incurred by the Landlord in relation to any re-letting or attempted re-letting together with Interest and

  9.5.2
  an amount equal to the difference between any money received by the Landlord for the use and occupation of the Premises and the Yearly Rent and payments which would otherwise have been payable under this lease in respect of the period beginning on the date of disclaimer or (where clause 9.3.2 applies) forfeiture of this lease and ending one year later or (if earlier) ending on the date on which the Premises are fully re-let

9.6    Restrictions on Surety's remedies against the Tenant

        that while any liabilities of the Tenant or the Surety to the Landlord under this lease remain outstanding the Surety will:

  9.6.1
  not claim in any liquidation bankruptcy composition or arrangement of the Tenant in competition with the Landlord

  9.6.2
  pay to the Landlord the proceeds of all judgements and distributions it may receive from any liquidator trustee in bankruptcy or other person administering the assets of the Tenant

  9.6.3
  hold for the benefit of the Landlord all security and rights which the Surety may have over the Tenant's assets

  9.6.4
  not participate in any security held by the Landlord in respect of the Tenant's obligations to the Landlord under this lease nor stand in the place of the Landlord in respect of any such security

9.7    Renewal

        That if the Tenant (being the same person whose liability under this lease is guaranteed by the Surety) renews this lease then the Surety will join in such renewal lease and covenant with the Landlord in the same terms as are contained in clause 9 including this clause 9.7

10.    THE REVIEW PROVISIONS

10.1    Requirement for review

        The amount of the Yearly Rent is to be reviewed on each Review Date and the sum payable as the Yearly Rent on and following each Review Date will be the greater of

  10.1.1
  the amount of the Yearly Rent immediately before such Review Date and

  10.1.2
  the annual rent at which the Premises might reasonably be expected to be let in the open market at the Review Date ascertained as if to be let on the terms of the hypothetical lease described in clause 10.2 and on the assumptions set out in clause 10.3 but disregarding the matters set out in clause 10.4 ("the open market rent")

10.2    The hypothetical lease

        The hypothetical lease by reference to which each review of the Yearly Rent is to take place is a lease

  10.2.1
  on the same terms as this lease (including but not limited to the Review Provisions and with review of rent on the same dates as are specified in this lease) except for the amount of the Yearly Rent and except for anything which is inconsistent with the express assumptions and disregards set out in clause 10.3 and 10.4

  10.2.2
  granted by a willing lessor to a willing lessee

  10.2.3
  without any premium having been paid by the willing lessee

  10.2.4
  with vacant possession

  10.2.5
  for a term equal to the longer of

  (a)
  the residue of the Contractual Term unexpired at the relevant Review Date and

  (b)
  a term of 10 years

10.3    Assumptions

        The assumptions to be made in ascertaining the open market rent are:

  10.3.1
  that no work has been carried out by the Tenant or its subtenants to the Premises which has diminished the rental value of the Premises

  10.3.2
  that the Premises are fit for immediate occupation and use with all requisite services connected and available and have at the expense of the Landlord been fitted out and equipped to the requirements of the willing lessee and in particular that if the Premises or their means of access have been damaged or destroyed they have been fully restored

  10.3.3
  that the covenants in this lease on the part of the Tenant have been fully performed and observed

  10.3.4
  that the Premises may be used and occupied lawfully and indefinitely by any person for any of the purposes permitted by this lease and that such uses comply with the provisions of the Planning Acts free from any onerous condition restriction or limitation

  10.3.5
  that the Premises are let as a whole

  10.3.6
  that the rent fixed on review is the rent which would become payable after the expiry of a rent free period for the purpose of fit out works or rent concession or after the giving up of such other inducement of such length or amount as would be negotiated in the open market at the relevant Review Date between a willing lessor and a willing lessee only to the extent that the same relates to fit out works

  10.3.7
  that any licences consents or approvals (other than on the part of the Landlord) necessary for the conduct at the Premises of the business of the willing lessee have been granted and remain in force

10.4    Matters to be disregarded

        In assessing the open market rent the following are to be disregarded:

  10.4.1
  any effect on rent of the fact that the Tenant or any predecessors of the Tenant or any authorised underlessee of either of them have been in occupation of the Premises

  10.4.2
  any goodwill attached to the Premises by reason of the carrying on there of the Tenant's business or that of any predecessors of the Tenant or of any authorised underlessee of either of them

  10.4.3
  any increase in value attributable to the Tenant's fixtures and fittings

  10.4.4
  subject to the assumption at clause 10.3.2 any increase in rental value attributable to any improvement to the Premises carried out with the Landlord's written permission by the Tenant or any predecessors of the Tenant or any authorised underlessee except for any improvement

    (a)
    which has been carried out pursuant to an obligation (other than in a permissive licence) to the Landlord or its predecessors or

    (b)
    which has been carried out wholly or partly at the Landlord's expense or

    (c)
    to a part of the Premises of which the Landlord or its predecessors have had vacant possession since the improvement was carried out

  10.4.5
  any effect on rent of any obligation to fit out the Premises or to reinstate the Premises to their condition prior to the execution of alterations or improvements

10.5    Settlement of open market rent

  10.5.1
  The Landlord and the Tenant will endeavour to agree the open market rent prior to the relevant Review Date but if agreement has not then been reached either party may at any time thereafter refer the determination of the open market rent to the Independent Surveyor

  10.5.2
  The appointment of the Independent Surveyor is to be made by agreement between the parties but in default of agreement then either party may request the President to nominate or arrange the nomination of the Independent Surveyor and the person so nominated is to be appointed by the parties jointly but if he dies or for any reason fails to give notice of his determination of the open market rent within a reasonable period or it becomes apparent that he will be unable to complete his duties within such period then the parties may appoint a replacement Independent Surveyor using the procedures in this sub-clause which may be repeated as many times as necessary

  10.5.3
  Unless the Landlord exercises his option at clause 10.5.4 the Independent Surveyor is to act as an expert and the parties may make representations to him but he is not bound to take them into account in reaching his decision which (including his decision as to the payment of his costs) is to be final and binding on the parties but if he fails to make a decision as to payment of his costs they are to be shared equally between the parties

  10.5.4
  At the option of the Landlord exercised at any time before the appointment of the Independent Surveyor the Independent Surveyor is to act as an arbitrator pursuant to the provisions of the Arbitration Act 1996

10.6    Arrears of increased rent and interest

  10.6.1
  Where and for so long as settlement of any Rent Review remains uncompleted the Yearly Rent will continue to be payable on and following the relevant Review Date at the rate applying immediately before such Review Date

  10.6.2
  Immediately after the parties have agreed the amount of the open market rent or where the determination was referred to the Independent Surveyor immediately after he has notified the parties of his decision the Tenant will forthwith pay to the Landlord the full amount of the difference (if any) between

  (a)
  the total of the sums in respect of the Yearly Rent actually paid by the Tenant to the Landlord for the period starting on the relevant Review Date and ending on the day before the quarter day which immediately follows the date of such agreement or notification and

  (b)
  the total of the sums in respect of the Yearly Rent which would have been payable in respect of such period had such agreement or notification been made on or prior to such Review Date

  10.6.3
  Where any payment falls to be made by the Tenant to the Landlord pursuant to clause 10.6.2 the Tenant will at the same time pay to the Landlord interest at 5% below the Prescribed

    Rate on such payment in respect of the period beginning on the day on which each instalment was due and ending on the date of the payment made by the Tenant under clause 10.6.2

10.7    Restrictions on increase

        If at any Review Date there is any restriction either on the amount of the rent payable by the Tenant or on this agreement to review the Yearly Rent then whenever that restriction is modified or removed the Landlord may serve a notice on the Tenant to the effect that the day following such modification or removal will be a Review Date and the Review Provisions will apply as if such date were a Review Date but without prejudice to the next Review Date

10.8    Time not of the essence

        Time is not to be of the essence of any of the Review Provisions

10.9    Memorandum

        After the open market rent has been ascertained in respect of a Review Date a memorandum signed by the Landlord and the Tenant recording the amount of the Yearly Rent so ascertained is to be endorsed on or annexed to this lease and its counterpart (each party bearing its own costs)

11.    SERVICE CHARGE

11.1    Landlord's Covenant

        The Landlord covenants with the Tenant that subject to the Tenant paying the Service Charge the Landlord will keep the Common Parts in good repair and condition throughout the Term provided that

  11.1.1
  this covenant does not apply to any works or repairs which the Tenant is liable to carry out under the provisions of this lease or which are necessary as a result of the default or neglect of the Tenant

  11.1.2
  in supplying the Landlord's Services the Landlord may employ managing agents contractors or such other suitably qualified persons as the Landlord may from time to time think fit and whose fees salaries charges and expenses (including VAT) will form part of the Expenditure

11.2    Variation of Landlord's Services

        The Landlord may at its reasonable discretion withhold add to extend vary or make any alterations to any of the Landlord's Services from time to time if the Landlord reasonably deems it desirable to do so for the more efficient management security and operation of the Development Provided that the altered services shall be materially no less convenient to the Tenant

11.3    Variation of the Development

        If at any time during the Term the total property vested in the Landlord which enjoys or is capable of enjoying the benefit of any of the Landlord's Services is extended or is increased or decreased on a permanent basis the Agreed Proportion will be varied with immediate effect and the variation will be determined reasonably by the Landlord's Surveyor (acting as an expert and not as an arbitrator) and his decision will be final and binding on the parties

  11.4
  The Landlord shall operate the Service Charge accounts on an open book basis and shall make available to the Tenant for inspection evidence of Expenditure

        EXECUTED as a deed and delivered on the date stated in the particulars

SCHEDULE 1

The Premises

        ALL THOSE premises known as Office Unit 1 Sheffield Airport Business Park shown for identification purposes edged red on the attached plan together with all alterations additions and improvements made at any time during the Term

SCHEDULE 2

Rights granted

        This demise includes the following rights (to the extent of the Landlord's capacity to grant them) which (except for any which are expressed as exclusive rights) are held in common with the Landlord and all others at any time so entitled and are granted for the benefit of the Tenant and anyone expressly or impliedly authorised by the Tenant to be at the Premises:

1.
The right of way with or without vehicles along the Access Road at all times in connection with the proper use of the Premises

2.
The free and uninterrupted use of the Conduits and the right to enter the Common Parts at reasonable times after reasonable notice to repair or inspect the Conduits provided that access to the Development shall not be obstructed and any damage shall be made good by the Tenant forthwith

SCHEDULE 3

Exceptions and reservations

1.
Full and free rights to enter the Premises at all reasonable times after reasonable notice (or at any time in an emergency) with or without surveyors agents workmen materials and appliances to exercise any of the rights excepted reserved or contained in this lease or to comply with any obligation of the Landlord under this lease the person or persons exercising such rights causing as little inconvenience as reasonably practicable and making good all damage to the Premises caused in the exercise of the rights but the Landlord will not be liable to the Tenant in respect of any loss damage or claim arising from noise dust vibration noxious fumes odours or annoyance caused to the Tenant or any other person in connection with the exercise of those rights

2.
Full right and liberty to build on alter add to redevelop or extend in height or otherwise any Adjoining Premises provided that the access of light and air to the Premises and its lights windows and openings is not materially affected

3.
The free and uninterrupted use of the Conduits and the right to enter the Premises at all reasonable times after reasonable notice (or at any time in an emergency) to install make connection with clean alter renew remove replace or inspect the Conduits or any of them as the Landlord may require and during the Perpetuity Period to build additional Conduits or relay any existing Conduits the person or persons exercising such rights causing as little inconvenience as reasonably practicable and making good all damage to the Premises caused in the exercise of the rights

4.
Full right and liberty to enter the Premises at all reasonable times after reasonable notice as often as may be necessary to inspect repair maintain cleanse decorate or renew any Adjoining Premises (including the right if necessary to erect and maintain scaffolding for the purpose of repairing or cleaning the exterior of any Adjoining Premises notwithstanding that such scaffolding may temporarily interfere with the access to or enjoyment and use of the Premises) the person or persons exercising such rights causing as little inconvenience as reasonably practicable and making good all damage to the Premises caused in the exercise of the rights

5.
Full rights of lateral and subjacent support and protection from the Premises for any Adjoining Premises

6.
Full rights of light and air and all other easements and rights now or at any time during the Term belonging to or enjoyed by any Adjoining Premises

SCHEDULE 4
Matters to which this lease is subject

        The matters contained or referred to in the registers of Title Number SYK 368427 so far as they relate to and affect the Premises

Original Only
THE COMMON SEAL of TINSLEY PARK LIMITED was affixed in the presence of:-	) ) )
Director
Secretary
Counterpart Only
EXECUTED as a DEED by TRANSACTION NETWORK SERVICES (UK) LIMITED acting by:-	) ) ) )
Director
Secretary
EXECUTED as a DEED by TRANSACTION NETWORK SERVICES INC acting by:-	) ) )
Director
Director/Secretary

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  EXHIBIT 10.3
LEASE PARTICULARS
SCHEDULE 1 The Premises
SCHEDULE 2 Rights granted
SCHEDULE 3 Exceptions and reservations
SCHEDULE 4 Matters to which this lease is subject